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                            UNITED STATES OF AMERICA
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                MICROISLET, INC.
             (Exact name of Registrant as specified in its charter)


                NEVADA                                   88-0408274
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

    6370 NANCY RIDGE DRIVE, SUITE 112
          SAN DIEGO, CALIFORNIA                            92121
 (Address of Principal Executive Offices)                (Zip Code)


                              AMENDED AND RESTATED
                   MICROISLET, INC. 2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                           --------------------------

                         JAMES R. GAVIN III, M.D., PH.D
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                MICROISLET, INC.
                        6370 NANCY RIDGE DRIVE, SUITE 112
                               SAN DIEGO, CA 92121
                     (Name and Address of Agent For Service)

                                 (858) 657-0287
         (Telephone Number, Including Area Code, for Agent For Service)

                                    COPY TO:
                              JOHN D. TISHLER, ESQ.
                             STEPHEN R. LASALA, ESQ.
                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                         12275 EL CAMINO REAL, SUITE 200
                               SAN DIEGO, CA 92130

                           --------------------------

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                                                CALCULATION OF REGISTRATION FEE

--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
           TO BE REGISTERED                  REGISTERED(1)            SHARE                 PRICE             REGISTRATION FEE
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------

Common Stock, par value $0.001 per
share                                      1,000,000 shares          $0.46(2)            $460,000(2)              $14.12

--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
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(1)   In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales price as reported on the American Stock Exchange on March 30, 2007.




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                      REGISTRATION OF ADDITIONAL SECURITIES

                        PURSUANT TO GENERAL INSTRUCTION E

      This Registration Statement registers additional shares of MicroIslet's common stock to be issued pursuant to the Amended and Restated MicroIslet, Inc. 2005 Equity Incentive Plan. In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-133555) filed by us with the Securities and Exchange Commission ("SEC") on April 26, 2006 is incorporated by reference into this registration statement.

      Item 3. Incorporation of Documents by Reference. The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

      (a)   Annual Report on Form 10-KSB for the year ended December 31, 2006;

      (b) Current reports on Form 8-K filed with the Commission on January 17, 2007; January 30, 2007; February 28, 2007 and March 9, 2007; and

      (c) The description of our Common Stock contained in our Registration Statement on Form 8-A filed on May 27, 2004 (File No. 001-32202), including any amendment or reports filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the registrant pursuant to Section Numbers 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this registration statement from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.



ITEM 8.   EXHIBITS.

          See attached Index of Exhibits.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 6th day of April, 2007.

                                       MICROISLET, INC.

                                       By: /s/ James R. Gavin III
                                           -------------------------------------
                                           James R. Gavin III, M.D., Ph.D.
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints James R. Gavin III, M.D., Ph.D., and Kevin A. Hainley, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned's capacity as a director of MicroIslet, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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
                  Name                                       Title                               Date
----------------------------------------- --------------------------------------------- -----------------------

/s/ James R. Gavin III, M.D.              President and Chief Executive Officer and          April 6, 2007
------------------------------------      Director (Principal Executive Officer)
James R. Gavin III, M.D., Ph.D.

/s/ John J. Hagenbuch                     Chairman and Director                              April 6, 2007
------------------------------------
John J. Hagenbuch

/s/ Kevin A. Hainley                      Interim Chief Financial Officer (Principal         April 6, 2007
------------------------------------      Financial and Accounting Officer)
Kevin A. Hainley

/s/ Myron A. Wick III                     Director                                           April 6, 2007
------------------------------------
Myron A. Wick III

/s/ Robert W. Anderson, M.D.              Director                                           April 6, 2007
------------------------------------
Robert W. Anderson, M.D.

/s/ Steven T. Frankel                     Director                                           April 6, 2007
------------------------------------
Steven T. Frankel

/s/ Bertram E. Walls, M.D.                Director                                           April 6, 2007
------------------------------------
Bertram E. Walls, M.D.
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                                INDEX OF EXHIBITS

EXHIBIT
NUMBER                          DESCRIPTION OF DOCUMENT

4.1       Specimen Common Stock Certificate(1)
4.2       Amended and Restated MicroIslet, Inc. 2005 Equity Incentive Plan*
4.6 Form of Stock Option Grant Notice and Stock Option Agreement under 2005 Equity Incentive Plan (2)
4.7       Form of Stock Award Agreement under 2005 Equity Incentive Plan ((3))
5.1       Opinion of Sheppard, Mullin, Richter & Hampton LLP*
23.1      Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
          Exhibit 5.1)
23.2 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*
24.1 Power of Attorney (included on the signature page to this registration statement)

------------------------

(1) Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2, Amendment No. 1, File No. 333-97059, filed on November 20, 2002.
(2) Incorporated by reference to Exhibit 99.1 to the Form 8-K filed on January 19, 2006.
(3) Incorporated by reference to Exhibit 99.2 to the Form 8-K filed on January 19, 2006.

*     Filed herewith.